Exhibit T3A-72


                               State of California

                               SECRETARY OF STATE



         I, Kevin Shelley, Secretary of State of the State of California, hereby certify:

         That the attached transcript of 2 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

         IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of Feb 26 2004

                                                          /s/ Kevin Shelley
                                                          -----------------
                                                            Secretary of State
         [SEAL]

                            ARTICLES OF INCORPORATION



                                       OF



                                MT. LASSEN POWER









                                        I







                         The name of this Corporation is



                                Mt. Lassen Power





                                       II




         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.




                                       III




         The name and address in the State of California of this corporation's initial agent for service of process is:




         Donald C. Liddell, 6055 East Washington Boulevard, Commerce, California 90040.






                                       IV




         This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 10,000.

DATED:   January 2, 1992



                                                     /s/ Pam Martin
                                                     --------------

                                                     PAM MARTIN, INCORPORATOR





         I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.



                                                     /s/ Pam Martin
                                                     --------------

                                                     PAM MARTIN